[Quantum Logo]	News Release
Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com	For Release: July 18, 2007 5:00 a.m. PDT

Quantum appoints Bruce Pasternack and Dennis Wolf to board of directors

New Directors Bring Wealth of Experience from Executive Roles at Booz Allen Hamilton, MySQL, Sun and Apple

SAN JOSE, Calif., July 18, 2007 - Quantum Corp. (NYSE:QTM), the leading global specialist in backup, recovery and archive, today announced that Bruce Pasternack and Dennis Wolf have been appointed to Quantum's board of directors, effective July 12, 2007. Pasternack served 29 years as a senior vice president and managing partner at Booz Allen Hamilton and most recently was president and CEO of Special Olympics. Wolf, currently CFO and executive vice president of MySQL and a former executive at Sun Microsystems and Apple, has 25 years of experience managing finance and operations for high-growth technology companies.

"Bruce and Dennis are seasoned leaders that will further enhance the expertise of Quantum's board," said Rick Belluzzo, chairman and CEO of Quantum. "I look forward to drawing on their wealth of experience as we build on Quantum's leadership in backup, recovery and archive with new disk solutions featuring data de-duplication and replication, a growing data management software portfolio and unparalleled tape automation offerings."

Bruce Pasternack

Pasternack worked at Booz Allen Hamilton from 1976 to 2005, where he was the founding partner of the company's global Organization and Strategic Leadership Center, led its San Francisco and Silicon Valley business and served on the firm's board of directors. After retiring from Booz Allen Hamilton, Pasternack spent two years as president and CEO of Special Olympics, where he oversaw strategic leadership and all aspects of operations and worked with more than 200 accredited programs in more than 165 countries. Earlier in his career, Pasternack served as associate administrator for Policy and Program Management of the U.S. Federal Energy Administration (now Department of Energy), where he led the energy policy process in the executive branch and was principal staff to the president's Energy Resources Council. Pasternack has also written two business books and contributed to the Harvard Business Review and Wall Street Journal.

In addition to serving on Quantum's board of directors, he currently sits on the boards of BEA Systems and Symyx, as well as the board of trustees of The Cooper Union.

Dennis Wolf

Wolf joined MySQL as CFO and executive vice president in 2005, and is responsible for driving the company's worldwide finance, IT, accounting, HR, legal and administrative operations. Before MySQL, he was managing director and CFO at Hercules Technology Growth Capital, where he took the company public on the NASDAQ stock exchange. Prior to that, Wolf held CFO and senior executive positions at Omnicell, Redback Networks and Credence Systems Corp., as well as executive management roles at Sun and Apple.

Wolf is also a board member of Komag Inc.

About Quantum
Quantum Corp. (NYSE:QTM) is the leading global storage company specializing in backup, recovery and archive. Combining focused expertise, customer-driven innovation, and platform independence, Quantum provides a comprehensive, integrated range of disk, tape, and software solutions supported by a world-class sales and service organization. As a long-standing and trusted partner, the company works closely with a broad network of resellers, OEMs and other suppliers to meet customers' evolving data protection needs. Quantum Corp., 1650 Technology Drive, Suite 700, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Quantum and the Quantum logo are registered trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to 1) the new directors further enhancing the expertise of Quantum's board; and 2) the expectation that the Company will build on its leadership in backup, recovery and archive, are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, unforeseen technical limitations, unexpected changes in market conditions, the ability of competitors to introduce new solutions that compete more successfully with our solutions, and unanticipated changes in customers' needs or requirements. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled " Risk Factors," on pages 12 to 21 in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 13, 2007, and those described in any subsequently filed reports. Such reports contain and identify important factors that could cause actual events and results to differ materially from those contained in our projections or forward-looking statement. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.